Explanation of Responses:
(1) This Form 4 is filed on behalf of GoldenTree Asset Management LP (the “Advisor”), GoldenTree Asset Management LLC (the “General Partner”) and Steven A. Tananbaum (collectively, the “Reporting Persons”).  The Advisor is the investment manager or advisor to GoldenTree Distressed Fund 2014 LP (“GDF”), GoldenTree E Distressed Debt Fund II LP (“GEDD”), GT NM, L.P. (“GTNM”), GoldenTree Distressed Master Fund 2014 Ltd. (“GDMF”), GoldenTree E Distressed Debt Master Fund II LP (“GDDF”), GoldenTree Entrust Master Fund SPC on behalf of and for the account of Segregated Portfolio I (“GSPC”), GoldenTree 2004 Trust (“GT”), Gold Coast Capital Subsidiary X Limited (“GC”), GoldenTree NJ Distressed Fund 2015 LP (“GNJ”), GoldenTree Master Fund, LTD (“GMF” and together with GDF, GEDD, GTNM, GDMF, GDDF, GSPC, GT, GC and GNJ the “Funds”) and certain separate accounts managed by the Advisor (the “Managed Accounts”) and may be deemed to have a pecuniary interest in the Common Stock directly held by the Funds and held in the Managed Accounts.  The General Partner is the general partner of the Advisor and may be deemed to have a pecuniary interest in the Common Stock reported herein in which the Advisor has a pecuniary interest.  Steven A. Tananbaum is the managing member of the General Partner and may be deemed to have a pecuniary interest in the Common Stock reported herein in which the Advisor and the General Partner have a pecuniary interest, and also directly holds shares of Common Stock.  The Advisor, the General Partner and the Funds disclaim beneficial ownership of the shares held directly by Steven A. Tananbaum.  Each Fund disclaims beneficial ownership of the shares held directly by each other Fund, the Managed Accounts and Steven A. Tananbaum.
(2) Common Stock held directly by Goldentree Distressed Fund 2014 LP.
(3) Common Stock held directly by Goldentree NJ Distressed Fund 2015 LP.
(4) Common Stock held directly by Goldentree Distressed Master Fund 2014 Ltd.
(5) Common Stock held directly by Gold Coast Capital Subsidiary X Limited.
(6) Common Stock held directly by GoldenTree 2004 Trust.
(7) Common Stock held directly by Goldentree E Distressed Debt Fund II LP.
(8) Common Stock held directly by Goldentree E Distressed Debt Master Fund II LP.
(9) Common Stock held directly by Steven A. Tananbaum.
(10) Common Stock held directly by GoldenTree Entrust Master Fund SPC on behalf of and for the account of Segregated Portfolio I.
(11) Common Stock held directly by GoldenTree Master Fund, LTD.
(12) Common Stock held directly by a separate account managed by GoldenTree Asset Management LP.
(13) Common Stock held directly by a separate account managed by GoldenTree Asset Management LP.
(14) Common Stock held directly by GT NM, L.P.
(15) Common Stock held directly by a separate account managed by GoldenTree Asset Management LP.
(16) Common Stock held directly by a separate account managed by GoldenTree Asset Management LP.
(17) The price reported in column 4 is a weighted average price. These shares were sold in multiple transactions at prices ranging from $4.44 to $4.67, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.
(18) The price reported in column 4 is a weighted average price. These shares were sold in multiple transactions at prices ranging from $4.45 to $4.67, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.
(19) The price reported in column 4 is a weighted average price. These shares were sold in multiple transactions at prices ranging from $4.53 to $4.68, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.
(20) The price reported in column 4 is a weighted average price. These shares were sold in multiple transactions at prices ranging from $4.485 to $4.75, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.